SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549





FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) September 22, 1998


                                     CONOLOG CORPORATION
(Exact name of registrant as specified in charter)


Delaware                                     0-8147              52-0853566
(State or other juris-                    (Commission          (IRS Employer
diction of Incorporation)              File number)         Identification No.)



5 Colombia Road, Somerville,  New Jersey 08876
(Address of principal executive offices)                    (Zip Code)




Registrant's telephone number,
   including area code                                   (908) 722-8081



(Former Name or Former Address, if Changed Since Last Report)



Item 2.	Acquisition or Disposition of Assets.

		On September 22, 1998, Conolog Corporation (the "Company"), purchased all of the assets of Atlas Design, Inc., a provider of short and long term qualified engineering and technical staff to leading companies as well as human resource consulting. The assets include furniture, fixtures, records, resumes, corporate files, software, computers, contracts, billing rights to contracts in progress, trade names, licenses, goodwill, and subsidiary. The assets were acquired from Robert P. Gibbons, Trustee of the bankruptcy estate of Atlas Design, Inc. This acquisition is part of the Company's expansion plans through mergers and acquisitions and will enable the Company to provide the engineers and software designers to support the Company's obligations under its longer term contracts.
		The total acquisition cost of $145,000,000 was paid for with proceeds from the Company's offering of 700,000 Units, each Unit consisting of one share of Common Stock and four Redeemable Class A Common Stock Purchase Warrants, which was concluded on January 28, 1998.

Item 7.	Financial Statements and Exhibits.
		(a) Financial Statements.
		The Financial Statements as required by Rule 3-05 of Regulation S-X will be filed within 60 days of the date hereof.

		SIGNATURES
		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						CONOLOG CORPORATION


						By  /s/ Robert S. Benou
						   Robert S. Benou, President

Dated:  October 8, 1998




I:\CONOLOG\78120IM.007
3